Exhibit 15.1

Awareness of Independent Registered
Public Accounting Firm

We are aware that our reports, (i) dated May 10, 2012 on our review of interim financial information of Simmons First National Corporation for the periods ended March 31, 2012 and 2011 and included in the Company’s quarterly report on Form 10-Q, (ii) dated August 9, 2012 on our review of interim financial information of Simmons First National Corporation for the periods ended June 30, 2012 and 2011 and included in the Company’s quarterly report on Form 10-Q, and (iii) dated November 9, 2012 on our review of interim financial information of Simmons First National Corporation for the periods ended September 30, 2012 and 2011 and included in the Company’s quarterly report on Form 10-Q are incorporated by reference in this registration statement.  Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ BKD, LLP

Pine Bluff, Arkansas
January 28, 2013